Exhibit 4.4

Privileged and Confidential	EXECUTION COPY

SHARE PURCHASE AGREEMENT

by and between

Chroma ATE Inc., as Purchaser

and

Camtek Ltd., as Company

Dated as of February 11, 2019

i

ii

Section 7.10	Severability	24
Section 7.11	Headings	24
Section 7.12	Execution in Counterparts	24
Section 7.13	Rights of Third Parties.	24

Schedule 1	Purchase Shares
Schedule 2	Disclosure Schedule
Exhibit A	Form of Amended and Restated Registration Rights Agreement
Exhibit B	Form of Strategic Cooperation Agreement
Exhibit C	Form of Shareholders Rights Agreement
Exhibit D	Form of Undertaking to comply with the R&D Law
Exhibit E	Company’s Articles of Association

iii

INDEX OF DEFINED TERMS

6-K Filing	Section 4.4
Act	Section 7.7
Affiliate	Section 2.7
Agreement	Background
Articles	Section 1.3(b)(v)
Balance Sheet	Section 2.9(c)
Board of Directors	Section 1.3(b)(v)
Bribery Act	Section 2.11(a)
Business Day	Section 4.4
CFIUS	Section 4.9(a)
CFIUS Approval	Section 4.9(c)
Chroma Designees	Section 4.10
Closing	Section 1.3(a)
Closing Date	Section 1.3(a)
Company	Background
Control	Section 2.7
Controlled	Section 2.7
Controlling	Section 2.7
Disqualification Event	Section 3.8
Eligible Market	Section 4.3
Exon-Florio	Section 4.9(a)
FCPA	Section 2.11(a)
GAAP	Section 2.9(b)
Government Official	Section 2.11(a)
Governmental Authority	Section 2.11(a)
Indemnified Party	Section 5.1
Indemnifying Party	Section 5.1
Information Privacy and Security Laws	Section 2.13
Issuer Covered Person(s)	Section 2.14
Law	Section 1.1
Long Stop Date	Section 1.3(a)
Losses	Section 5.1
Material Adverse Effect	Section 2.8
Money Laundering Laws	Section 2.11(b)
Ordinary Shares	Background
Other Anticorruption Laws	Section 2.11(a)
Parties	Background
Party	Background
Per Share Price	Section 1.2
Personal Information	Section 2.13
Principal Markets	Section 2.5
Proposed Transactions	Section 1.3(b)(v)
Purchase Price	Section 1.2
Purchase Shares	Section 1.1
Purchaser	Background
Purchaser’s Consent	Section 4.8
Purchaser Covered Person(s)	Section 3.8
Amended and Restated Registration Rights Agreement	Section 1.3(a)(ii)

SEC	Section 2.9(a)
SEC Reports	Section 2.9(a)
Securities Act	Section 2.2
Securities Laws	Section 2.2
Shareholders’ Agreement	Section 1.3(a)(iv)
Shares	Background
SIAC	Section 7.2
Strategic Cooperation Agreement	Section 1.3(a)(iii)
Subsidiaries	Section 2.1
Taiwan Approvals	Section 4.11
Transaction Documents	Section 2.1(b)

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of February 11, 2019, is by and between Chroma ATE Inc., a corporation organized under the Laws of the Republic of China (the “Purchaser”), and Camtek Ltd., a company organized under the Laws of Israel (the “Company”). The Purchaser and the Company are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

BACKGROUND

WHEREAS, the Company and the Purchaser desire to provide for the issuance, sale and purchase of a number of ordinary shares, par value NIS 0.01 per share (“Shares” or “Ordinary Shares”), of the Company as set forth on Schedule 1, on the terms and conditions set forth in this Agreement;

WHEREAS, the Purchaser concurrently desires to purchase a number of Shares from Priortech Ltd., the controlling shareholder of the Company and a public company incorporated under the Laws of State of Israel (“Priortech”), and the Purchaser and Priortech will enter into a share transfer agreement, dated the even date hereof (the “STA”), to that effect;

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the issuance, sales and purchases and related transactions contemplated by this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I
ISSUANCE, SALE AND PURCHASE

Section 1.1  Issuance, Sale and Purchase of Shares from the Company.   Subject to  the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, the Company agrees to issue, sell and deliver to the Purchaser, free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, claim or restriction of any kind or nature, other than any specific restriction or limitation set forth under this Agreement, the Shareholders Agreement, the Amended and Restated Registration Rights Agreement, or under the Company’s Articles or under any applicable Law, and the Purchaser agrees to purchase from the Company, on the Closing Date (as defined below), the number of Shares set forth on Schedule 1 (the “Purchase Shares”). For the purpose of this Agreement “Law” or “Laws” means all applicable laws, statutes, rules, codes, regulations, orders, judgments, decrees, injunctions, awards, rulings and/or ordinances of any Governmental Authority, including under common law.

Section 1.2 Purchase Price. The consideration payable by the Purchaser to the Company shall be US$9.5 per Share. The total consideration payable by Purchaser is referred to herein as the “Purchase Price” as indicated in Schedule 1.

Section 1.3 Closing; Deliveries. Upon the terms and subject to the conditions of this Agreement, the closing (the “Closing”) of the purchase and sale of the Purchase Shares shall take place remotely via the electronic exchange of documents and signatures within ten (10) Business Days after the conditions set forth in Section 1.4 are satisfied, or any other date and time that is agreed upon in writing by the Company and the Purchaser (the date on which the closing occurs, the “Closing Date”). Notwithstanding the foregoing, in no event shall the Closing Date be later than June 30, 2019 (the “Long Stop Date”).

(a)              At the Closing, the Purchaser shall deliver or cause to be delivered to the Company:

(i)	an amount in cash equal to the sum of the Purchase Price as set forth on Schedule 1 by wire transfer in immediately available funds to an account designated in writing by the Company;

(ii)
the Amended and Restated Registration Rights Agreement among the Company, the Purchaser and Priortech, dated as of the date hereof, substantially in the form attached as Exhibit A hereto (the “Amended and Restated Registration Rights Agreement”), duly executed by the Purchaser;

(iii)
the Strategic Cooperation Agreement between the Company and the Purchaser as of the date hereof, substantially in the form attached as Exhibit B hereto (the “Strategic Cooperation Agreement”), duly executed by the Purchaser;

(iv)	a confirmation confirming that Taiwan Approvals have been obtained;

(v)	an undertaking to comply with the R&D Law in the form attached hereto as Exhibit D; and

(vi)	all other documents as may be reasonably requested by the Company.

(b)              At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(i)	the Amended and Restated Registration Rights Agreement, duly executed by the Company;

(ii)	the Strategic Cooperation Agreement, duly executed by the Company;

(iii)	irrevocable written instructions to the transfer agent for the Ordinary Shares with respect to the issuance of certificate(s) representing the Purchase Shares, registered in the name of the Purchaser;

(iv)
a certificate, executed by a duly authorized officer of the Company and dated as of the Closing Date, certifying that the conditions specified in Section 1.4(a)(ii) and Section 1.4(a)(iii) have been satisfied;

(v)
duly adopted forms of (x) the Articles of Association of the Company (the “Articles”)] substantially in the form attached as Exhibit E hereto, (y) resolutions of the board of directors of the Company (the “Board of Directors”) and shareholders authorizing the execution and delivery of this   Agreement,   the   Amended   and   Restated   Registration Rights Agreement, the Strategic Cooperation Agreement and the consummation of the transactions contemplated thereby (collectively, the “Proposed Transactions”), including the issuance of the Purchase Shares, and (z) a certificate, executed by a duly authorized officer of the Company, certifying as to the incumbency of the officers authorized to execute the aforementioned agreements, setting forth the name and title and bearing the signatures of such officers;

(vi)
an opinion addressed to the Purchaser from Shibolet & Co., legal counsel to the Company, dated as of the Closing Date, in the form to be agreed between the Purchaser and such law firm regarding matters customarily addressed in legal opinions in transactions similar to the purchase and sale of the Purchase Shares; and

(vii)	all other documents as may be reasonably requested by Purchaser or required by the Laws of the United States and Israel to effect the issuance and sale of the Purchase Shares.

Section 1.4    Closing Conditions.

At the Closing, the Parties shall execute and deliver, or cause to be executed and delivered, the following documents and other items, and such transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document or other item delivered until all such transactions have been completed and all required documents and other items delivered.

(a)              Conditions of the Purchaser. The obligation of the Purchaser to purchase and pay for the Purchase Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by the Purchaser in its sole discretion:

(i)	The Strategic Cooperation Agreement, the Shareholders’ Agreement and the Amended and Restated Registration Rights Agreement shall have been executed and delivered by the Parties thereto.

(ii)
All of the third party consents and approvals as set forth on Schedule 2.4 and other actions that are required to be taken by the Company in connection with the issuance and sale of the Purchase Shares shall have been completed.

(iii)
The representations and warranties of the Company contained in ARTICLE II of this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects (except for those representations and warranties qualified by material, materiality or similar expressions, which shall be true and correct in all respects) on and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iv)	The closing of the transfer of 6,117,440 Shares from Priortech to Purchaser based on terms and conditions as agreed under the STA.

(v)	Immediately following the Closing, the Board of Directors shall be comprised of seven (7) members, two (2) of whom shall be designated by the Purchaser.

(vi)
The Parties hereto shall have received all applicable and required governmental and regulatory approvals, authorizations or permits from any Governmental Authority or regulatory body of the United States, Israel or Taiwan, Republic of China, including but not limited to the CFIUS Approval (as defined below) and the Taiwan Approvals set forth in Section 4.11 below.

(vii)
No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the Proposed Transactions; and no action, suit or proceeding shall have been instituted by a Governmental Authority of competent jurisdiction or to the Knowledge (as defined below) of the Company, is threatened, in each case that makes illegal the consummation of the Proposed Transactions.

For the purpose of this Agreement, “Knowledge of Company”, “Company’s Knowledge,” and phrases of similar import, with respect to any matter in question relating to the Company, means the actual (but not constructive or implied) knowledge of such matter by Rafi Amit, Moshe Eisenberg, or Ramy Langer.

(viii)	The Company shall have delivered, or caused to be delivered, to the Purchaser at the Closing, the Company’s closing deliveries described in Section 1.3(b).

(ix)	Since the date hereof, no change or event shall have occurred and no circumstances shall exist which have had a Material Adverse Effect (as defined below).

(b)          Conditions of the Company. The obligation of the Company to issue and sell the Purchase Shares to be sold to and purchased by the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i)	The Strategic Cooperation Agreement, the Shareholders’ Agreement and the Amended and Restated Registration Rights Agreement shall have been executed and delivered by the Purchaser.

(ii)	All corporate actions that are required to be taken by the Purchaser in connection with the purchase of the Purchase Shares shall have been completed.

(iii)
The representations and warranties of the Purchaser contained in ARTICLE III of this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects (except for those representations and warranties qualified by material, materiality or similar expressions, which shall be true and correct in all respects) on and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iv)	The closing of the transfer of 6,117,440 Shares from Priortech to Purchaser based on terms and conditions as agreed under the STA.

(v)
The Parties hereto shall have received all applicable and required governmental and regulatory approvals, authorization or permits from any Governmental Authority or regulatory body of the United States, Israel or Taiwan, Republic of China, including but not limited to the CFIUS Approval (as defined below) and the Taiwan Approvals set forth in Section 4.12 below.

(vi)	All of the third party consents and approvals as set forth on Schedule 2.4 shall have been obtained.

(vii)
No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Purchaser, or otherwise makes illegal the consummation of the Proposed Transactions; and no action, suit, proceeding or investigation shall have been instituted by a Governmental Authority of competent jurisdiction or, to the Knowledge of the Purchaser, is threatened that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Purchaser, or otherwise makes illegal the consummation of the Proposed Transactions.

(viii)	The Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing, the Purchaser’s closing deliveries described in 1.3(a).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule delivered in connection herewith and attached hereto as Schedule 2 hereto (the "Disclosure Schedule"), which exceptions shall be deemed to be representations and warranties as if made hereunder when read in conjunction with the applicable section, the Company hereby represents and warrants to the Purchaser, as of the date hereof (without derogating from Purchaser’s closing condition set forth in Section 1.4(a)(iii)), as further provided under this Section 2.

The Disclosure Schedule shall be arranged according to the specific sections in this Section 2 and shall provide exceptions to, or otherwise qualify, the corresponding section in this Section 2, including by way of cross reference, and any other section hereof where it is clear, that the disclosure is intended to apply to such other section. In addition, the Purchaser shall be deemed to have relied upon any information published by the Company in its disclosures in the EDGAR website.

 Section 2.1   Organization and Authority.

(a)          The Company is a company duly organized and validly existing and in good standing under the Laws of the state of Israel. The Company has all requisite power and authority to own its properties and to carry on its business as it is currently being conducted. Each of the Company’s Subsidiaries (“Subsidiaries”) is an entity duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it was formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(b)          Except for the required approvals of the Company’s shareholders, the Company has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. Other than obtaining the required approvals of the Company’s shareholders, the execution and delivery by the Company of this Agreement and the other Transaction Documents and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Company. This Agreement and the other Transaction Documents, when duly executed by the Company and subject to their approval by the Company’s shareholders, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. As used in this Agreement, “Transaction Documents” means, collectively, this Agreement, the Amended and Restated Registration Rights Agreement, the Strategic Cooperation Agreement.

Section 2.2 Due Issuance of the Purchase Shares. Subject to the approval by the Company’s shareholders, the Purchase Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any Encumbrances of any kind or  nature, except for restrictions arising under (i) the Securities Laws or applicable “blue sky” laws; (ii) the Israeli Securities Law and regulations promulgated thereunder, this Agreement, the Shareholders Agreement, the Amended and Restated Registration Rights Agreement, or under the Company’s Articles. “Securities Laws” means the United States Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the listing rules of, or any listing agreement with the Principal Markets (as defined below), state securities laws and regulations, and any other applicable law regulating securities or takeover matters.ץ

Section 2.3 Noncontravention. Neither the execution and the delivery of the Transaction Documents, nor the consummation of the Proposed Transactions hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other material arrangement to which the Company is a party or by which the Company is bound, other than the consents and approvals set forth on Schedule 2.4. There is no action, suit or proceeding, pending or, to the Knowledge of the Company, threatened against the Company that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents (to which it is a party) or to consummate the Proposed Transactions.

Section 2.4 Consents and Approvals. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of any of the Proposed Transactions, nor the performance by the Company of the Transaction Documents (to which it is a party) in accordance with their terms, will require any material consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except that the material consents and approvals as set forth under Schedule 2.4 will be obtained, made or given prior to the Closing.

Section 2.5 Principal Markets. The Company has not received any written  notification from the Nasdaq Global Market and the Tel Aviv Stock Exchange (the “Principal Markets”) that the Company is currently in violation of the material requirements of the Principal Markets, and the Company has not taken any action designed to, or which would reasonably be expected to lead to, the termination or suspension of the listing of the Purchase Shares on the Principal Markets.

Section 2.6 No General Solicitation. Neither the Company  or  any  of  its Subsidiaries, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Purchase Shares. Neither the Company nor any of its Subsidiaries has engaged any placement agent, financial advisor or other agent in connection with the sale of the Purchase Shares as contemplated hereby.

Section 2.7 No Integrated Offering. Except as otherwise permitted in  this  Agreement, none of the Company, its Subsidiaries or any of their Affiliates (as defined below) or, to the Knowledge of the Company, any Person acting on their behalf, has, directly or indirectly, made any offer or sale of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Purchase Shares under the Securities Act, whether through integration with prior offerings or otherwise.

For purposes of this Agreement, “Affiliate” shall mean, of any person, any other person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first person. “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a person through the ownership of securities or otherwise, including, without limitation, having the power to elect a majority of the board of directors or other governing body of such person, and “Controlling” and “Controlled” have correlative meanings.

Section 2.8 Compliance with Laws. The Proposed Transactions will not at the  closing violate any Law applicable to the Company except for violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (i) the financial condition, results of operations of the Company taken as a whole, except to the extent that any such Material Adverse Effect results from (a) the consummation and/or public disclosure, of the Proposed Transactions, (b) changes in generally accepted accounting principles that are applicable to the Company or generally applicable to comparable companies, as well as changes in any applicable Law (or the interpretation thereof), or (c) changes in general economic and market conditions including from industry wide developments in the industry in which Company operates or generally affecting geographical areas in which the Company’s business is conducted; (d) political conditions (or changes in such conditions) or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism); or (e) any action taken or failed to be taken pursuant to or in accordance with this Agreement, or at the request of, or consented to by, the Purchaser, or (ii) the ability of the Company to consummate the Proposed Transactions and to perform its material obligations under the Transaction Documents.

  Section 2.9    SEC Filings; Financial Statements.

(a)          The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since November 1, 2015, including (i) its Annual Reports on Form 20-F (the "Annual Reports") for the fiscal years ended December 31, 2015, 2016 and 2017, respectively, and (ii) Form 6-Ks, all other forms, and reports filed by the Company with the SEC since November 1, 2016 (the forms, reports and other documents referred to in clauses (i) and (ii) above being, collectively, the “SEC Reports”). The SEC Reports (i) complied in all material respects as to form with the requirements of the Securities Act, or the Securities and Exchange Act of 1934, as amended (“Exchange Act”), as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)          Each of the audited consolidated financial statements (including, in each case, any notes thereto) contained in the Annual Reports were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments which would not have had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

(c)          Except as and to the extent set forth on the audited consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2018, including the notes thereto (the “Balance Sheet”), neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed in accordance with GAAP, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since September 30, 2018, which would not prevent or materially delay consummation of any of the Proposed Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect.

Section 2.10 Events Subsequent to Most Recent Fiscal Period. Since September 30, 2018, there has not occurred any Material Adverse Effect.

  Section 2.11   Foreign Corrupt Practices.

(a)   Except to the extent the following have not had individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers, or employees, in their capacity as such and in the course of his, her or its actions for or on behalf of the Company or its Subsidiaries (1) made, offered, promised, or authorized any illegal contributions, gifts, entertainment or payments of other expenses, in each case from corporate funds, related to political activity, (2) unlawfully made, offered, promised, or authorized the giving of anything of value, or any direct or indirect unlawful payments to any foreign or domestic Government Official (as defined below) for the purpose of (A) influencing any act or decision of such person in their capacity as a Government Official, (B) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties, (C) securing any improper advantage  or (D) inducing a Government Official to influence or affect any act or decision of any Governmental Authority (as defined below) in a manner that would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage, (3) made, offered, promised, or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature to any Government Official or (4) violated any provision of the Foreign Corrupt Practices Act (the “FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) (to the extent applicable) or any other applicable Laws, regulations or conventions to which the Company or any of its Subsidiaries is subject relating to corruption (governmental or commercial), bribery, money laundering, political contributions or gifts, entertainment, and gratuities, involving or to any Governmental Authority or any Government Official or commercial entity, including all applicable national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions (collectively, “Other Anticorruption Laws”). Since January 1, 2015, none of the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any noncompliance with the FCPA, the Bribery Act or any Other Anticorruption Law. Neither the Company nor its Subsidiaries have received any written notice, request, or citation for any actual or potential noncompliance with any of the foregoing in this Section 2.11. As used in this Agreement, “Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof. “Government Official” means (w) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Authority, (x) any political party or party official or candidate for political office, (y) a Politically Exposed Person as defined by the Financial Action Task Force or any (z)company, business, enterprise or other entity of which more than 50% is controlled by any person described in the foregoing clause (w), (x), or (y) of this definition.

(b)  The Company believes that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA. The operations of the Company and its Subsidiaries have been conducted at all times in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, and all applicable money laundering-related Law of other jurisdictions where the Company and its Subsidiaries conduct business or own assets, and any related or similar Law issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”). No proceeding by or before any Governmental Authority involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, is threatened.

Section 2.12 Investment Company Status. The Company is not, and upon consummation of the sale of Purchase Shares will not be, an “investment company” and affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, and “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 2.13 Privacy. The Company and its Subsidiaries have in place privacy policies regarding the collection, use and disclosure of Personal Information (as defined below) in their possession, custody or control, or otherwise held or processed on their behalf. The Company and its Subsidiaries are and have been (and following the consummation of the Proposed Transactions will be) in compliance in all material respects with all Information Privacy and Security Laws (as defined below), agreements to which they are parties that contain, involve or deal with Personal Information, and their own rules, policies and procedures relating to privacy, data protection, and the collection and use of, Personal Information. None of the Company or any of its Subsidiaries has been notified of or is the subject of any action, suit, inquiry, investigation or proceeding related to data security or privacy or alleging a violation of any of its privacy policies or any Information Privacy and Security Law, nor, to the Knowledge of the Company, is any such claim, inquiry, investigation or proceeding threatened. The Company and its Subsidiaries have taken all measures reasonably necessary or appropriate to protect and maintain the confidentiality of all Personal Information collected by or on behalf of the Company or any of its Subsidiaries and to maintain the security of their data storage practices for Personal Information, in each case, in accordance with all applicable Information Privacy and Security Laws and consistent with commercially reasonable industry practices applicable to such types of data gathered and maintained in the industry in which the Company and its Subsidiaries conduct their business. To the Knowledge of the Company, there has been no unauthorized access, use, or disclosure of Personal Information in the possession or control of the Company or any of its Subsidiaries. For purposes of this Agreement: (i) “Personal Information” means, collectively, any information or data that can be used, directly or indirectly, alone or in combination with other information possessed or controlled by the Company or its Subsidiaries, to identify an individual and any other information or data that, in the manner such information is possessed or controlled by the Company or its Subsidiaries, is associated with any individual (including name, address, telephone number, email address, photograph, credit or payment card information, bank account number, financial data or account information, password combinations, customer account number, date of birth, government-issued identifier, social security number, race, ethnic origin/nationality, and mental or physical health or medical information) or that is otherwise governed, regulated or protected by one or more Information Privacy and Security Laws; and (ii) “Information Privacy and Security Laws” means all applicable Laws relating to privacy, data privacy, data protection, data security and anti-spam, and all applicable regulations promulgated by any applicable Governmental Authority thereunder.

Section 2.14 No Disqualification Events. With respect to Shares to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any disqualification event, except for a disqualification event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to such a disqualification event.

Section 2.15 Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in the purchase of the Purchase Shares. To the Company’s Knowledge, no material event or circumstance has occurred or material information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable Law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except to the extent such non-disclosure is permitted, under the circumstances, pursuant to applicable Law or a contractual obligation under confidentiality.

Section 2.16 No Critical Technology. The Company does not produce, design, test, manufacture, fabricate, or develop any “critical technologies,” as defined in 31 C.F.R. § 801.204, as defined as of the date hereof. Without limiting the foregoing, the Company does not produce, design, test, manufacture, fabricate, or develop any: (i) defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130); or (ii) items included on the Commerce Control List set forth in Supplement No. 1 to Part 774 of the Export Administration Regulations  (15
C.F.R.          Parts 730-774), and controlled (A) pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or (B) for reasons relating to regional stability or surreptitious listening.

Section 2.17 Current Investigations and Disputes. To the Company’s Knowledge, there is no material outstanding investigation conducted with respect to, and/or material dispute and/or potential of material infringement involving, the Company or any of its Subsidiaries, relating to intellectual properties, tax matters, regulatory approvals, compliance with applicable labor Laws and/or material agreements of the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company, as of the date hereof (without derogating from Company’s closing condition set forth in Section 1.4(b)(iii)), as follows:

Section 3.1 Due Formation. The Purchaser is a company duly incorporated as a company with limited liability, validly existing and in good standing under the Laws of the Republic of China, with full power and authority to own and operate and to carry on its business in the places and in the manner as currently conducted.

Section 3.2 Authority. The Purchaser has all necessary corporate power  and  authority to enter into this Agreement and other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement and the other Transaction Documents and the performance of its obligations hereunder have been duly authorized by all requisite actions on its part.

Section 3.3 Valid Agreement. This Agreement has been  duly  executed  and  delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.4 Consents and Approvals. Neither the execution and delivery by the Purchaser of the Transaction Documents nor the consummation by it of any of the Proposed Transactions, nor the performance by the Purchaser of the Transaction Documents in accordance with their terms, will require the consent, approval, order or authorization of, or registration with, or the giving of notice to, any Governmental Authority or any third party, except as have been obtained, made or given prior to the Closing.

Section 3.5 No Conflict. Neither the execution and delivery by the Purchaser of the Transaction Documents, nor the consummation by it of any of the transactions contemplated hereby, nor compliance by Purchaser with any of the terms and conditions hereof will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject. There is no action, suit or proceeding, pending or, to the Knowledge of the Purchaser, threatened against the Purchaser that questions the validity of the Transaction Documents or the right of the Purchaser to enter into the Transaction Documents or to consummate the Proposed Transactions.

For the purpose of this Agreement, “Knowledge of Purchaser”, “Purchaser’s Knowledge” and phrases of similar import, with respect to any matter in question relating to the Purchaser, means the actual (but not constructive or implied) knowledge of such matter by Leo Huang, Jennifer Chien, Paul Ying, Ishi Tseng and Lawrence Wu.

Section 3.6 No Broker.  No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution and delivery of this Agreement or the Amended and Restated Registration Rights Agreement or the consummation of any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

Section 3.7 Due Diligence and Access to Information. The Purchaser hereby acknowledges and confirms that it (a) has had an opportunity to review and inspect all of the data and information requested by the Purchaser in connection with this Agreement and conduct an independent due diligence investigation in relation to the Company and its Subsidiaries based on the information and the data provided by the Company, and (b) has had the opportunity to ask questions in relation the Company and its Subsidiaries and the investment contemplated hereunder, and obtained the answers from the Company and its personnel. All questions asked by such Purchaser concerning the Company's (and its Subsidiaries') business, management, financial affairs and the terms and conditions of the offering of the Purchase Shares have been answered to such Purchaser's satisfaction. Other than as set forth in this Agreement, none of the Company, its Subsidiaries nor any of their Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied. Purchaser’s obligations to consummate the Proposed Transactions under this Agreement is subject to the prior satisfaction with the results of such due diligence investigation.

Section 3.8  Purchaser Status; No Disqualification Events.  At the time Purchaser   was offered the Purchase Shares, it was, and as of the date hereof it is an "accredited investor" as defined in Regulation D under the Securities Act. With respect to Purchase Shares to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Purchaser, any of its director, executive officer, other officer of the Purchaser that may serve as a director or officer of any company in which it invests, any beneficial owner of the Company’s outstanding voting equity securities held by the Purchaser, calculated on the basis of voting power (each, a “Purchaser Covered Person” and, together, “Purchaser Covered Persons”) is subject to any disqualification event as listed in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

Section 3.9 Investment Representations and Warranties. Purchaser understands and agrees that the offering and sale of the Purchase Shares have not been registered under the Securities Act or the Israeli Securities Laws or any applicable state securities Laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.

Section 3.10 Israeli Resale Restrictions. Purchaser is aware of the fact that the resale of the Purchase Shares may be subject to certain restrictions under the Israeli Securities Laws and the regulations promulgated thereunder, and therefore the resale of such Shares on the Tel Aviv Stock Exchange may be subject to such restrictions. Purchaser undertakes to comply with such restrictions with respect to the resale of the Purchase Shares on the Tel Aviv Stock Exchange.

Section 3.11 Restricted Securities Purchaser understands that the Purchase Shares  will be characterized as “restricted securities” under the federal securities Laws inasmuch  as they are being acquired from the Company in a private placement under Section 4(a)(2) of the Securities Act and that under such Laws and applicable regulations such Purchase Shares may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser acknowledges that the Purchase Shares must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities Laws or an exemption from such registration is available; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Purchase Shares for any minimum or other specific term and reserves the right to dispose of the Purchase Shares at any time in compliance with applicable Israeli or United States securities Laws. Purchaser is aware of the provisions of Rule 144 under the Securities Act, which permit limited resale of securities purchased in a private placement.

Section 3.12 Certain Transactions and Confidentiality. The Purchaser hereby  confirms that, as of the date hereof, it does not hold any securities of the Company and that the until the Closing, it shall not purchase any securities of the Company. Furthermore, other than consummating the transactions contemplated hereunder, Purchaser has not, directly or indirectly, executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that Purchaser first received a term sheet/letter of intent (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to Purchaser's representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Section 3.13 Israeli R&D Law. Purchaser is aware that the Israeli law for the Encouragement of Industrial Research and Development of 1984 and regulations promulgated thereunder (“R&D Law”) imposes reporting requirements on the Company with respect to changes in its ownership. The Company, its controlling shareholders, and foreign Interested Parties must notify the Israel Innovation Authority (“IIA”) of any change in control of the Company or the holdings of the means of control of the Company that result in an Israeli or a non-Israeli becoming an Interested Party directly in the Company. The R&D Law also requires the new Interested Party to undertake to comply with the R&D Law.  An “Interested Party” of a company includes, inter alia, a holder of 5% or more of its outstanding share capital or voting rights. In addition, the rules of the IIA may require additional information or representations with respect to such events.

ARTICLE IV COVENANTS

Section 4.1  Form D and Blue Sky.  The Company agrees to file with the SEC a   Form D with respect to the sale of the Purchase Shares as required under Regulation D and to make any filings and reports relating to the offer and sale of the Purchase Shares required under applicable securities or “Blue Sky” laws of the states of the United States, if applicable, and to provide copies thereof to the Purchaser promptly after any such filing.

Section 4.2 Use of Proceeds.  The Company shall use the proceeds from the sale of the Purchase Shares for general corporate and working capital purposes and as determined the Board of Directors from time to time.

Section 4.3  Listing.  The Company shall use its reasonable best efforts to maintain the Ordinary Share’s listing or authorization for quotation (as the case may be) on the Nasdaq Global Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Nasdaq Global Market, except as may be required in connection with an M&A Transaction (as defined below).

Section 4.4 Publicity. Subject to applicable Law and regulations, on or before 5:30 p.m., New York City time, during the business hours of, or one Business Day after the date of this Agreement, as applicable, the Company will: (i) issue a press release disclosing all the material terms of the Proposed Transactions; and (ii) file a Current Report on Form 6-K describing all the material terms of the Proposed Transactions, in the form required by the Exchange Act (the “6-K Filing”). Subject to the foregoing, none of the Company, any of its Subsidiaries, the Purchaser, or any of the Purchaser’s Affiliates shall issue any press releases or any other public statements with respect to the Proposed Transactions; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (1) in substantial conformity with the 6-K Filing and (2) as is required by applicable Law and regulations. For the purpose of this Agreement, “Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Israel, the US or Republic of China are authorized or obligated by Law or executive order to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days. The Company and Purchaser shall consult with each other in issuing any press releases with respect to the Proposed Transactions, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, provided that either Party shall be permitted to publicly disclose information that such Party determines in good faith is necessary to be disclosed to comply with Law or the rules or regulations of any securities exchange on which such Party’s stock may be listed, or pursuant to an order of a court or governmental entity, in which case the disclosing Party shall promptly provide the other Party with prior notice of such public statement or communication. Furthermore, notwithstanding the foregoing, information contained in press releases previously approved by the Parties may be included in subsequent press releases and external communications, by either Party without review by, or the necessity to obtain prior approval from, the other Party.

Section 4.5  Integration.  Unless otherwise consented to by the Purchaser, none of   the Company, any of its Affiliates, or any person acting on behalf of the Company or any of its Affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined under the Securities Act) which will be integrated with the sale of the Purchase Shares in a manner which would require the registration of the Purchase Shares under the Securities Act.

Section 4.6   Notice of Disqualification Event. Each Party shall notify the other Party in writing if prior to the Closing Date there occurs (i) any Disqualification Event relating to any Issuer Covered Person or Purchaser Covered Person, or (ii) any event that would, most likely be expected, within a reasonable period, to become a Disqualification Event relating to any Issuer Covered Person or Purchaser Covered Person.

Section 4.7 Shareholder Consent; Special Meeting. The Company  shall  hold  a special meeting for the shareholders to approve the Proposed Transaction before the Closing.

 Section 4.8   Conduct of Business.

Except with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) (“Purchaser’s Consent”), the Company shall not between the date hereof and the Closing Date, perform any action that would reasonably be expected to result in the dilution of the Purchaser’s holding of the shares of the Company on a fully-diluted basis by more than 10%; provided however, that the grant of employee options in an amount that does not exceed 2.5% of the Company’s total issued and outstanding share capital on a fully-diluted basis shall not require the prior and written consent of the Purchaser.

From the date hereof and until the Closing Date, the Company shall, notify the Purchaser of any action by the Company that is not in the ordinary course or consistent with past practice and that would reasonably be expected to have a material effect upon the Company or upon the Proposed Transactions.

The above notwithstanding, the Parties agree that the undertakings provided in this Section 4.8 above shall not limit or restrict the Company in connection with any dilutive transaction or M&A Transaction, provided however, that in the event that due to such a transaction the Company exercises its right hereby granted to terminate this Agreement without having received Purchaser’s Consent, then under such circumstances, (a) the Company shall pay the Purchaser the Termination Fee as set forth in Section 7.1(b) below, and (a) such Termination Fee shall be the sole and exclusive remedy available to the Purchaser in connection therewith. For the purpose of this Section 4.8, “M&A Transaction” means a transaction in which one of the following events occurs: (i) an acquisition of the Company by means of merger (with or into another entity), reclassification of the Company’s securities, or any other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring company or its subsidiary; or (ii) consolidations or other transactions, or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company would be disposed or transferred (other than by way of an IPO).

Section 4.9  CFIUS

(a)          As soon as reasonably practicable after the date of this Agreement, the Parties hereto shall prepare and file with the Committee on Foreign Investment in the United States (“CFIUS”) a draft joint voluntary notice under Section 721 of the Defense Production Act of 1950, 50 U.S.C. app. § 2170, as amended (together with the implementing regulations pursuant thereto, “Exon-Florio”) with respect to the transactions contemplated by this Agreement. After the Parties receive comments on the draft joint voluntary notice from CFIUS, the Parties shall, as soon as reasonably practicable, address such comments and file with CFIUS a final joint voluntary notice under Exon-Florio. The Parties hereto shall provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during the Exon-Florio review (and, if applicable, investigation) process as promptly as reasonably practicable, and in any event within the time period required under applicable Law or any extension thereto. The Parties hereto also shall use their respective commercially reasonable efforts to: (i) coordinate and cooperate fully with each other in connection with the drafting and filing of any submission, draft notice, and final notice filed with CFIUS and in any consideration, review, or investigation by CFIUS of the transactions contemplated by this Agreement; (ii) promptly inform the other Party of any communication received from CFIUS or any Governmental Entity involved in CFIUS's consideration, review, or investigation of the transactions contemplated by this Agreement; and (iii) permit each other Party, or each other Party's legal counsel, to review any communication by a Party to CFIUS (or any Governmental Entity involved in CFIUS's consideration, review, or investigation of the transactions contemplated by this Agreement) or from CFIUS (or any Governmental Entity involved in CFIUS's consideration, review, or investigation of the transactions contemplated by this Agreement) to a Party, and consult and cooperate with each other, and consider in good faith the views of one another, in advance of any planned meeting or conference with CFIUS or any Governmental Entity involved in CFIUS's consideration, review, or investigation of the transactions contemplated by this Agreement, and, to the extent permitted by CFIUS or such other Governmental Entity involved in CFIUS's consideration, review, or investigation of the transactions contemplated by this Agreement, grant the other parties the opportunity to attend and participate in any such planned meeting or conference; provided, that, notwithstanding anything to the contrary in this Section 4.9, no Party shall be obligated to disclose to the other Party any communication or material that the Party considers to be proprietary or confidential.

(b)          The Parties, in cooperation with each other, shall take all commercially reasonable steps that are advisable, necessary, or desirable to finally and successfully complete the Exon- Florio review (and, if applicable, investigation) process and obtain CFIUS Approval as promptly as practicable. Without limiting the foregoing, the Parties agree to accept mitigation measures imposed as a condition of obtaining CFIUS Approval as long as such measures do not, in the reasonable discretion of the relevant Party, have a material negative impact on the business or the benefit that relevant Party hopes to obtain by virtue of the transactions contemplated by this Agreement.

(c)          As used in this Agreement, “CFIUS Approval” means (i) a written notification issued by CFIUS that it has determined that the transactions contemplated by this Agreement are not a "covered transaction" pursuant to Exon-Florio, (ii) a written notification issued by CFIUS that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and CFIUS has concluded all action with respect to its review (or, if applicable, investigation) of the transactions contemplated by this Agreement, and such determination is not conditioned upon the commitment of Purchaser or Company to take any action described in this Section 4.9, or (iii) if CFIUS has sent a report to the President of the United States requesting the President's decision with respect to the transactions contemplated by this Agreement, and either (A) the period under Exon-Florio during which the President may announce his decision to take action to suspend or prohibit the transactions contemplated by this Agreement has expired without any such action being announced or taken, or (B) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement and has not required Purchaser or Company to take any action described in this Section 4.9.

Section 4.10 Board of Directors. The nominees of the Purchaser to the Board of Directors (the “Chroma Designees”) will be appointed by the special meeting of the shareholders of the Company, in which the Proposed Transaction shall be submitted for approval, and such appointment shall be subject to the Closing and become effective upon the date of the Closing. The Company shall provide each Chroma Designee with the same indemnification rights as all other directors, including entering into a standard form of indemnification agreement.

Section 4.11 Taiwan Approvals. Promptly following the execution and delivery of  this Agreement by the Parties and in any event within fifteen (15) Business Days following the date hereof, Purchaser will prepare drafts of such documents and filings as shall be required to obtain (i) approval by the Investment Commission of the Ministry of Economic Affairs of Taiwan for the Proposed Transactions and (ii) consent from the Central Bank of the Republic of China for the foreign exchange transactions necessary to convert New Taiwan Dollars into United States Dollars for payment of the Purchase Price (together, the “Taiwan Approvals”). Purchaser shall use its reasonable best efforts to obtain the Taiwan Approvals.

ARTICLE V INDEMNIFICATION

Section 5.1 Indemnification. Subject to Section 6.1 and 6.4 hereof, each of the Company and the Purchaser (an “Indemnifying Party”) shall indemnify and hold the other and its respective directors, officers and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including but not limited to any reasonable legal expenses incurred in connection with, and any amounts paid in settlement of any pending or threatened legal action or proceeding, but excluding consequential, special, incidental, indirect, or punitive damages, lost profits, and diminution in value (collectively, “Losses”) resulting from or arising out of any breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto. Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to: (i) any Losses in excess of the aggregate total of the Purchase Price and (ii) any Losses resulting from or related to a breach of representations and/or warranties under this Agreement, if the Indemnified Party has knowledge of such breach prior to the Closing. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any. Each Indemnified Party agrees to use commercially reasonable efforts to mitigate any Losses that it has incurred by pursuing any rights to such third party payments, including claims for insurance, contribution arrangements or other amounts with respect to the claims or Losses for which it is seeking indemnification hereunder.

Section 5.2 Notice of Claims; Procedures. If an Indemnified Party makes any claim against an Indemnifying Party for indemnification under Section 5.1, the claim shall be in writing and shall state in reasonable detail the facts upon which such Indemnified Party makes the claim. In the event of any claim or demand asserted against an Indemnified Party by a third party upon which the Indemnified Party may claim indemnification, (a) the Indemnified Party shall give written notice of such claim promptly, and in any event within ten (10) Business Days after the Indemnified Party becomes aware of the facts on which the indemnification claim is made and (b) the Indemnifying Party shall give written notice to the Indemnified Party within thirty (30) days after receipt from the Indemnified Party of the claim referred to above, indicating whether such Indemnifying Party intends to assume the defense of the claim or demand. If an Indemnifying Party assumes such defense, (x) the Indemnifying Party shall fully cooperate with such defense, (y) the Indemnifying Party shall not be obligated to indemnify or reimburse the Indemnified Party for any costs or expenses of defense (unless otherwise agreed in writing by the Indemnifying Party or a conflict of interest exists that would make it inappropriate for the Indemnified Party and Indemnifying Party to be represented by the same counsel) and (z) the Indemnifying Party shall have the right to fully control and settle or compromise the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, provided that no such consent shall be required if such settlement or compromise does not (i) require the Indemnified Party to make any payment, (ii) contain any equitable relief against the Indemnified Party and (iii) provide for any admission of guilt, liability or wrongdoing on the part of the Indemnified Party. If the Indemnifying Party elects not to assume the defense or fails to make such an election with the 30-day period, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.3 Limitations. Notwithstanding the foregoing, no claims by the Purchaser against the Company shall be asserted unless and until the aggregate amount of Losses that would otherwise be payable exceeds on a cumulative basis an amount equal to US$1,000,000, at which point the full amount of all Losses shall be recoverable from the first dollar.

Section 5.4 Exclusive Remedy. Following the Closing, (i) claims made under this ARTICLE V shall be the sole and exclusive monetary remedy available to the Parties with respect to any and all claims relating directly or indirectly to the representations and warranties by the Parties under this Agreement in Section 2 or Section 3 or in any schedule or exhibit hereto and (ii) the Parties waive, to the fullest extent permitted by Law, any and all other rights, claims and causes of action with respect to the matters set forth in clause (i) under any Law. Notwithstanding the foregoing, nothing contained in this Agreement shall limit the liability of any Party in the event of fraud or willful misconduct by such Party with respect to any of the representations and warranties of such Party.

ARTICLE VI TERMINATION

Section 6.1 Survival of the Representations and Warranties. All representations and warranties made by any Party shall survive for eighteen (18) months after the date hereof and shall terminate and be without further force or effect upon the expiry of eighteen (18) months after the date hereof, except as to (i) the Company’s representations contained in Section 2.17 hereof, which shall survive until thirty (30) days after the expiration of the statute of limitations period, and (ii) the Company’s representations contained in Section 2.1 (Organization and Authority), , Section 2.2 (Due Issuance of the Purchase Shares), Section 2.4 (Consents and Approvals), Section 2.8 (Compliance with the Laws), Section 2.11 (Foreign Corrupt Practices) and Section 2.17 (Ongoing Investigations and Disputes) hereof and the Purchaser’s representations contained in Section 3.1 (Due Formation), Section 3.2 (Authority) and  Section 3.3 (Valid Agreement) hereof, which shall survive for four (4) years and shall terminate and be without further force or effect on the fourth anniversary of the date hereof.

Section 6.2 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to Closing,

(a)	by mutual written agreement of the Parties,

(b)	by either the Purchaser or the Company:

(i)
if any Governmental Authority of competent jurisdiction shall have enacted, issued or entered any restraining order, injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits the consummation of the Proposed Transactions, including, without limitation, the sale and issuance of the Purchase Shares, and such order, injunction, legal restraint or prohibition shall have become final and non-appealable; or

(ii)
if the Closing shall not have occurred by the Long Stop Date, provided that the party seeking to terminate this Agreement pursuant to this Section 6.2(b)(ii) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of the failure of the Closing to occur on or before the Long Stop Date; provided, further, that if (i) the condition regarding receipt of CFIUS Approval set forth in Section 1.4(a)(vi) shall be the only condition of Section 1.4 (other than conditions that by their nature are to be satisfied at the Closing or on the Closing Date) that has not been satisfied or waived by the Long Stop Date, and (ii) CFIUS has not by the Long Stop Date informed the Parties that there is a substantial possibility that the CFIUS Approval will not be granted, then the Long Stop Date shall automatically be extended by thirty (30) days;

(c)	by the Purchaser:

(i)
if a material breach of any representation or warranty or failure to perform in any material respect any covenant or agreement of the Company set forth in this Agreement shall have occurred and such breach or failure to perform would cause any of the conditions set forth in Section 1.4(a)(ii) or Section 1.4(a)(iii) not to be satisfied, and such breach or failure to perform either cannot be cured or, if curable, has not been cured prior to the earlier of (A) the thirtieth (30th) calendar day following receipt by the Company of written notice of such breach or failure to perform from the Purchaser and (B) the calendar day immediately prior to the Long Stop Date; or

(ii)	if terminated in accordance with the terms set forth in Section 4.8;

(d)	by the Company:

(i)
if a material breach of any representation or warranty or failure to perform in any material respect any covenant or agreement of the Purchaser set forth in this Agreement shall have occurred and such breach or failure to perform would cause any of the conditions set forth in Section 1.4(b)(ii) and Section 1.4(b)(iii) not to be satisfied, and such breach or failure to perform either cannot be cured or has not been cured prior to the earlier of (A) the thirtieth (30th) calendar day following receipt by the Purchaser of written notice of such breach or failure to perform from the Company and (B) the calendar day immediately prior to the Long Stop Date; or

(ii)
if (A) all of the conditions set forth in Section 1.4(b) have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing), (B) the Purchaser fails to consummate the Closing within three (3) Business Days following the date the Closing should have occurred pursuant to Section 1.3, (C) the Company provided written notice to the Purchaser that it was ready and willing to consummate the Closing during such period and (D) the Purchaser fails to consummate the Closing within three (3) Business Days after delivery of the notice described in the immediately preceding clause (C); provided however that during such three (3) Business Day period referenced in clause (B), neither Party shall be entitled to terminate this Agreement pursuant to Section 6.2(b)(ii).

(iii)	if terminated in accordance with the terms set forth in Section 4.8.

Section 6.3   Notice of Termination.  Any Party terminating this Agreement pursuant to Section 6.2 shall give written notice of such termination to the other Party in accordance with this Agreement, specifying the provision or provisions hereof pursuant to which such termination is being effected.

Section 6.4   Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.2, this Agreement shall be void and have no effect, with no liability on the part of either Party hereto or its Affiliates, directors, officers or shareholders to the other Party, except that no such termination and abandonment shall relieve any Party hereto from (i) any damages resulting from any fraud or willful breach of this Agreement prior to or in connection with such termination and abandonment. Section 5.1, Section 6.4, and Section 7.1 shall survive any termination and abandonment of this Agreement pursuant to Section 6.2.

ARTICLE VII MISCELLANEOUS

  Section 7.1      Fees and Expenses.

(a)          Each Party will bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including any costs incurred by either Party in connection with any notice or filing submitted to CFIUS, provided however, that should the Parties appoint a joint counsel to handle the CFIUS Approval then the Parties agree to equally share the costs of such counsel’s fees and filing fees (if any).

(b)          In the event that the Company is required to pay the Purchaser a Termination Fee pursuant to Sections 4.8, then the Termination Fee shall be paid to the Purchaser by wire transfer to an account designated in writing by the Purchaser, within thirty (30) Business Days after the date of such termination. In no event shall the Company be required to pay the Termination Fee on more than one occasion. As used in this Agreement the “Termination Fee” refer to an amount equal to two percent (2%) of the Purchase Price. If this Agreement is terminated under circumstances in which the Company is obligated to pay the Termination Fee pursuant this Section 7.1(b) then Purchaser’s right to receive the Termination Fee pursuant thereto, shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of Purchaser against the Company for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement or failure to perform hereunder or  other  failure  of the ProposedTransactions  to  be  consummated (whether willfully, intentionally, unintentionally or otherwise).

Section 7.2 Governing Law; Jurisdiction.  This Agreement and all disputes and  claims arising out of or in connection thereto shall be governed by and construed in accordance with the Laws of Singapore (without regards to its conflict of law’s provisions). Any dispute arising out or in connection with this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration in Singapore administered by the auspices of Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the (“SIAC Rules”) in force at the time of the request for arbitration, which rules are deemed to be incorporated by reference to this clause. The arbitration shall take place in Singapore at the SIAC. The seat of the arbitration shall be Singapore The arbitration proceeding shall be conducted in English. The arbitration award shall be final and binding on the Parties and shall not be subject to any appeal, and the Parties shall be bound thereby and shall act accordingly. Judgment on the award of the arbitrators may be enforced by any court of competent jurisdiction. The losing Party, as determined by the arbitrators, shall pay all out-of-pocket expenses incurred by the prevailing Party (including, without limitation, legal fees), as determined by the arbitrators in connection with any such dispute. Notwithstanding the foregoing, each Party shall retain the right to seek for provisional remedies, including interlocutory and/or injunctive reliefs, in any jurisdiction in which there is a breach by the other Party of any undertakings under this Agreement.

Section 7.3   Amendment.  This Agreement shall not be waived, amended, changed   or modified in any respect, except by another agreement in writing executed by the Parties hereto.

Section 7.4 Binding Effect. Subject to Section 7.5, this Agreement shall inure to the benefit of, and be binding upon, the Company and the Purchaser and their respective successors and permitted assigns.

Section 7.5 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Party, except that each Party may assign all of its rights, duties and obligations hereunder in connection with a sale of all of its shares in an M&A Transaction (as defined in Section 4.8).

Section 7.6   Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) ten (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid from one country to another country or three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, within the same country, or (d) five (5) business days after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, from one country to another country, or one (1) business day after deposit with an internationally recognized express courier, freight prepaid, with written verification of receipt, within the same country. All communications shall be sent to the respective Parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this section. For purposes of this section, a “business day” means a weekday on which banks are open for general banking business in Republic of China and Israel.

If to Purchaser, at:	Chroma ATE Inc.
No. 66, Hwa Ya 1 Rd. Guishan District
Taoyuan City 333, Taiwan Attn: Lawrence Wu
Email: lawrence.wu@chroma.com.tw

With copy to:	Jones Day
4/F, 27 Zhongshan Dong Yi Rd. Shanghai 200002, China
Attn: Angel Huang
Email: ahuang@jonesday.com and
Jones Day
8/F, 2 Dunhua South Rd. Sec. 2 Taipei 106, Taiwan
Attn: Raymond Wang
Email: rhwang@jonesday.com

If to the Company, at:	Camtek Ltd. 9 Ha’Arig St.,
Migdal Ha’Emek, Israel

Attn: Rafi Amit
Email: rafia@camtek.com and Moshe Eisenberg
Email: moshee@camtek.com

With copy to:	Shibolet & Co., Law Offices 4 Berkowitz St.,
Tel-Aviv, Israel Attn: Lior Aviram
Email: L.aviram@shibolet.com

Section 7.7 Legends. The Purchaser understands that the Purchase Shares will be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities Laws, are “restricted securities” as that term is defined in Rule 144 and except as set forth below, the Purchase Shares shall bear any legend as required by the Securities Act, the “blue sky” laws of any state, any legends required under the Amended and Restated Registration Rights Agreement or any other agreement between the Purchaser and the Company, and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of all the Purchase Shares):

THE SECURITIES REPRESENTED HEREBY NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAW.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) TO CAMTEK LTD. OR ANY OF ITS SUBSIDIARIES, OR (3) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

Section 7.8 Removal of Legends. Subject to applicable Law and the terms of the Amended and Restated Registration Rights Agreement, certificates evidencing the Purchase Shares shall not be required to contain the legend set forth in Section 7.7 above (i) following any sale of such Purchase Shares pursuant an effective registration statement under, and in compliance with the prospectus delivery requirements under, the Securities Act, (ii) following any sale of such Purchase Shares pursuant to Rule 144, (iii) if such Purchase Shares are eligible to be sold, assigned or transferred under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Purchase Shares and without volume or manner-of-sale restrictions (provided that the Purchaser provides the Company with reasonable assurances that such Purchase Shares are eligible for sale, assignment or transfer under Rule 144), or (iv) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC).

Section 7.9 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 7.10  Severability.  If any provisions of this Agreement shall be adjudicated  to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 7.11 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 7.12 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which may be transmitted electronically and shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 7.13 Rights of Third Parties. A person who is not a Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) of Singapore to enforce any of its terms

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY CAMTEK LTD.

By:
Name: Title:

PURCHASER CHROMA ATE INC.

By:
Name: Title:

[Signature Page to Share Purchase Agreement]

SCHEDULE 1 PURCHASE SHARES

NUMBER OF PURCHASE SHARES: 1,700,000

THE TOTAL AMOUNT OF THE PURCHASE PRICE: USD 16,150,000

EXHIBIT A FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Amended and Restated Registration Rights Agreement

This Second Amended And Restated Registration Rights Agreement (the “Agreement”), dated February 11, 2019, is entered into by and among Camtek Ltd. (the “Company”), Priortech Ltd. (“Priortech”) and Chroma ATE Inc. (“Chroma”) (each a “Party” and collectively the “Parties”).

WITNESSETH:

WHEREAS
The Company and Priortech previously entered into a Registration Rights Agreement, dated March 1, 2004, which was approved by the Company’s shareholders at a general meeting held on March 29, 2004 (the “Registration Rights Agreement”), regarding the registration rights of Priortech with respect to the Ordinary Shares (as defined below) held by it; and

WHEREAS	The Company and Priortech have since entered into that certain Amended and Restated Registration Rights Agreement (the “First Amended and Restated RRA”) on December 30, 2004; and

WHEREAS
On May 13, 2015, the Company and Priortech signed on an Extension to the   First Amended and Restated RRA (the “Extension”), which extended the term of the First Amended and Restated RRA for an additional period of five years, ending on December 31, 2019; and

WHEREAS
On the date hereof, the Company and Chroma entered into that certain share purchase agreement (the “SPA”), and Priortech and Chroma entered into that certain share transfer agreement (the “STA”), pursuant to which, as of the date hereof, Priortech and Chroma are considered jointly as the “controlling shareholders” in the Company, within the meaning prescribed under the Israeli Companies Law, 5759-1999 (the “Companies Law”); and

WHEREAS
The Company and Priortech wish to enter into this Agreement, together with Chroma as Party hereto, such that this Agreement shall replace the First Amended and Restated RRA and Extension, as further detailed below, subject to approval of the Company’s shareholders and to the closing of the SPA and STA;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereby agree as  follows:

1.	Definitions. As used herein, the following terms have the following meanings:

“Demanding Holder” means a holder of Ordinary Shares (other than a Holder) whose exercise  of a  demand registration right is the cause of the relevant registration.

“Effective Date” means the date on which this Agreement shall be approved by the Company’s shareholders as required by the Companies  Law.

“Form F-3” means Form F-3 under the Securities  Act, as in  effect  on  the date hereof  or any registration form under the Securities Act subsequently adopted by SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means Priortech or Chroma and any subsequent holder of outstanding Registrable Shares acquired directly or indirectly from Priortech or Chroma and to whom registration rights have been assigned by Priortech or Chroma hereunder, and any holder of rights to acquire such Registrable Shares directly or indirectly from Priortech or Chroma to whom registration rights have been assigned by Priortech or Chroma hereunder.

“Initiating Holders” means Holders holding in the aggregate at least (a) for the purposes of Section 3 below, fifteen percent (15%), or (b) for the purposes of Section 4 below, three percent (3%) of the Registrable Shares then outstanding and not previously registered pursuant to this Agreement.

“Ordinary Shares” means ordinary shares, nominal value NIS 0.01 per share, of the Company.

“Register”, “registered”  and  “registration”  refer  to  a  registration  effected  by  filing a registration statement in compliance with the Securities Act, or the equivalent actions under the laws of another jurisdiction.

“Registrable Shares” means (i) all Ordinary Shares held by Priortech or Chroma on the date hereof, and (ii) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Ordinary Shares described in clause (i) above; excluding, in all cases, however, any Registrable Shares transferred in a transaction in which registration rights under this Agreement are not assigned in accordance with this Agreement; provided, however, that Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

2.	Incidental Registration.

2.1.
If (but without any obligation to do so) the Company at any time proposes to register any of its securities (other than: (i) in a demand registration under Section 3 of this Agreement, (ii) a registration relating  solely to the sale of securities to participants  in a Company benefit plan, (iii) a registration relating to a corporate reorganization or other transaction described under Rule 145 of the Act, or (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the  Registrable  Shares), it shall give notice to the Holders of such intention. Upon the written  request of any Holder given within fourteen (14) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered.

2.2.
In connection with any offering involving an underwriting of shares of the Company’s share capital, the Company shall not be required under this Section 2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and  the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company and such other agreements as the underwriter(s) may reasonably request. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first, shares held by shareholders other than the Demanding Holders; second, to the extent necessary, shares held by shareholders with incidental registration rights (on a pro rata basis to their respective holdings); third, shares registered by the Demanding Holders (on a pro rata basis); and lastly, shares offered by the Company.

2.3.
The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The  expenses  of such withdrawn registration shall be borne by the Company in accordance with Section 6 below.

3.	Demand Registration.

3.1.
At any time following the Effective Date, the Initiating Holders may request in writing that all or part of the Registrable Shares shall be registered under the Securities Act. Any such demand must request the registration of shares with an anticipated aggregate offering price of at least five million United States dollars ($5,000,000). Within thirty (30) days after receipt of any such request, the Company shall give written notice of such request to any other Holders, if any, and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within fourteen (14) days after the receipt of the Company’s notice. As promptly as practicable thereafter, subject to Section 8.1 hereof, the Company shall effect the registration of all Registrable Shares as to which it has received requests for registration under the Securities Act in the request for registration; provided, however, that the Company shall not be required to effect any registration under this Section 3 within a period of ninety (90) days following the effective date of a previous registration.

3.2.
If the Initiating Holders intend to distribute  the  Registrable  Shares  covered  by their request by means of an underwriting, they shall so advise the Company as a  part of their request made pursuant to Section 3.1 above and the Company shall include such information in the written notice referred to in Section 3.1. In  such event the right of any Holder to include its Registrable Shares in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting (unless otherwise mutually agreed by a majority in interest of the  Initiating  Holders  and  such  Holder) and such other agreements as such underwriter(s) shall reasonably request. All Holders proposing to distribute their securities through such underwriting   shall enter into an underwriting agreement in customary form with the underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Shares that would otherwise be underwritten pursuant hereto, and there shall be excluded from such  registration  and underwriting, to the extent necessary  to satisfy such limitation, first, shares held by shareholders other than the Holders; second, to the extent necessary, shares which the Company may wish to register for its own account, and thereafter, to the extent necessary, Registrable Shares held by the Holders (pro rata to the respective number of Registrable Shares held by the Holders participating in the registration). Any Registrable Shares excluded or withdrawn  from such underwriting shall be withdrawn from the registration.

4.	Shelf Registration.

4.1.
The Company shall, at the request of the Initiating Holders, file a registration statement on Form F-3 pursuant to Rule 415 under  the  Securities  Act  with  the SEC for the sale of all the Registrable Shares requested to be included in the registration statement (a “Shelf Registration”), and the Company will maintain the effectiveness of each such registration statement, and shall use its reasonable commercial efforts to keep such registration statement continuously effective under the Securities Act until all Registrable Shares covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k)  as determined by the counsel to the Company  pursuant  to a written  opinion  letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders.

Notwithstanding the aforesaid or any other provision to the contrary in this Agreement, with respect to underlying Registrable Shares held by Priortech or Chroma but which other Holders have rights to acquire, the following provisions shall apply: for so long as there exists an effective registration statement on Form F- 3 covering Registrable Securities, all requests by Initiating Holders hereunder shall  be deemed requests that the Company amend such registration statement  to  cover the Registrable Shares of such Initiating Holder, and will be treated as such by the Company; provided, however, that in no event shall the Company be required to amend an effective registration statement on Form F-3 more than once per quarter, solely in order to reflect the transfer of any instrument affording its holder the right to acquire Registrable Shares.

4.2.
Within fifteen (15) days after receipt of a request for a Shelf Registration, the Company shall give written notice of such request, as the case may be, to the other Holders. Subject to the provisions of Section 4.3 below, the Company shall use its reasonable commercial efforts to effect the registration as soon as practicable of all Registrable Shares included in the requests for Shelf  Registration  and  all Registrable Shares held by all such Holders who provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

Notwithstanding the above, the Company shall not be required to effect a registration pursuant to this Section 4 if it has, within the twelve (12) month  period preceding the date of such request, already effected two (2) registrations on Form F-3 for the Holders pursuant to this Section 4.

5.
Designation of Underwriter. In the case of any registration of the Company’s shares,  the Company shall have the right to designate the managing underwriter(s) in any underwritten offering, which underwriter or underwriters shall be reasonably acceptable to the Holders participating in an offering initiated under Section 3 above.

6.
Expenses. All expenses incurred in connection with any registration under Section 2, 3 or 4 above, excluding underwriter’s discounts or commissions and excluding fees and expenses of counsel(s) for the selling Holders (unless the Holders shall use the same counsel as the Company), shall be borne by the Company, including without limitation expenses incurred in connection with federal and “Blue Sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursement of counsel for the Company.

7.	Indemnities. In the event of any registered offering of Registrable Shares pursuant to this Agreement:

7.1.
The Company will indemnify and  hold  harmless,  to  the fullest  extent  permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise  out  of or are  based upon either: (i) any untrue statement or alleged untrue statement of any material fact contained  in  the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not  misleading; and the Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter,  promptly  upon demand,  for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing  as  a  third- party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be  liable  in  any such case to the extent that any such  loss, damage, liability, cost  or expense  arises out  of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by a Holder, such underwriter or such controlling persons in writing specifically for inclusion therein; and further provided, that the indemnity agreement contained in this Section 7.1 shall not apply to amounts paid in settlement of any such  claim,  loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, the underwriter or any controlling person of the Holder or the underwriter, and regardless of any sale in connection with such offering by the Holder.  Such indemnity shall  survive the transfer  of securities by a Holder.

7.2.
Each Holder participating in a registration hereunder will indemnify and hold harmless the Company, its officers and directors, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder’s consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on either: (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the  alleged  omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and each such Holder will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically  for inclusion  therein. The  foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission)  made  in  the  preliminary prospectus but eliminated or remedied in the amended  prospectus  at  the time the registration statement becomes effective  or  in  the  final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company, or (ii) any underwriter, if a copy  of the final  prospectus was not furnished  to the person  or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in  settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders, as the case  may  be,  which  consent shall not be unreasonably withheld. In no event shall the liability  of  a  Holder exceed the gross proceeds from the offering received by such Holder.

7.3.
Promptly after receipt by an indemnified Party pursuant to the provisions of Section 7.1 or 7.2 above of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified Party will, if a claim thereof is to be made against the indemnifying Party pursuant to the provisions of said Section 7.1 or 7.2, promptly notify the indemnifying Party of the commencement thereof. The failure to deliver written notice to the indemnifying Party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying Party of any liability to the indemnified Party under this Section 7. In case such action is brought against any indemnified Party and it notifies the indemnifying Party of the commencement thereof, the indemnifying Party shall  have the right  to participate in, and, to the extent that it may wish, jointly with any other indemnifying Party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to  such  indemnified  Party;  provided,  however, that if the defendants in any action include both the indemnified Party and the indemnifying Party and there is a conflict of interests which would prevent counsel for the indemnifying Party from also representing the indemnified Party, the indemnified Party or Parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified Party or Parties. After notice from the indemnifying Party to such indemnified Party of its election so to assume the defense thereof, the indemnifying Party will not be liable to such indemnified Party pursuant to the provisions of said Section 7.1 or 7.2 for any legal or other expense subsequently incurred by such indemnified Party in connection with    the defense thereof, unless: (i) the indemnified Party shall have employed counsel in accordance with the provision of the preceding sentence; (ii) the indemnifying Party shall not have employed counsel reasonably satisfactory to the indemnified Party to represent the indemnified Party within a reasonable  time after the notice of the commencement  of the action and within 15 days after written notice of the indemnified Party’s intention to employ separate counsel pursuant to the previous sentence; or (iii) the indemnifying Party has authorized the employment of counsel for the indemnified Party at the expense of the indemnifying Party. No indemnifying Party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or  litigation.

7.4.
If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the Parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as more  fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective Parties are entitled, there shall be considered the Parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the  circumstances.

7.5.
Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in  connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8.	Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as promptly as reasonably possible:

8.1.
prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable commercial efforts to cause such registration statement to become effective, and, except as otherwise provided in Section 4 with regard to Shelf Registrations, upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to six (6) months or, if sooner, until the distribution contemplated in the registration statement has been completed;

8.2.
prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement.

8.3.
furnish to the Holders, where such registration has been initiated pursuant to Section 2 or 3 above, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

8.4.
in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter(s) of such offering, in usual and customary form as approved by the Company’s Audit Committee and Board of Directors, and actively participate in the marketing efforts in cooperation with the managing underwriter(s). Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

8.5.
notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, upon which notice and until the prospectus is amended or supplemented, the Holder shall not be entitled to offer or sell any shares pursuant to such prospectus;

8.6.	cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

8.7.
provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

9.
Information from Holder. It shall  be  a  condition  precedent  to  the  obligations  of the Company to take any action pursuant to this Agreement with respect to the Registrable Shares of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Shares.

10.
Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

11.
Assignment of Registration Rights. Seller may assign its rights to cause  the Company to register Shares pursuant to this Agreement only to (a) a transferee that, after such assignment or transfer, is to hold at least 500,000 (five hundred thousand) Registrable Shares (subject to appropriate adjustment for stock splits,  stock  dividends,  combinations and other recapitalizations); (b) with respect solely to the assignment of rights and obligations in connection with Shelf Registrations pursuant to  Section  4 above or associated therewith, to an assignee who, immediately following such assignment, also holds either at least  20,000  (twenty  thousand) Registrable  Shares, or other securities convertible into at least 20,000 such Registrable Shares; or (c)  any affiliate of either Priortech or Chroma, or any party who acquires ownership or control of Priortech or Chroma through a merger, consolidation, sale of all or substantial assets or similar business combination; all provided, however, that: (i) no such rights may be assigned until the Company is given written notice by the transferor at the time of such assignment stating the name and address of such transferee, and the securities with respect to which such registration rights are being assigned, and that any such transferee shall receive such assigned rights subject to all the terms and conditions of this Agreement (excepting, with respect only to assignments pursuant to clause (b) above, those terms and conditions contained in Sections 2 and 3 above and Section 12 below), including without limitation the provisions of this Section 11; (ii) transferee shall, as promptly as practicable and within at least 14 (fourteen) days after such transfer, furnish the Company with the transferee’s written agreement to be bound by this Agreement; and (iii) no such assignment or assignments shall increase the obligations of the Company hereunder. At the request of Priortech or Chroma, the Company shall enter into a separate registration rights agreement with a permitted transferee of Registrable Shares on substantially the terms of this Agreement, mutatis mutandis, provided that such separate agreement does not increase the obligations of the Company (in the discretion of the Company’s Audit Committee) and is approved by the Company’s Audit Committee and Board of Directors.

12.	Lock-Up.

12.1.
In the event of an underwritten public offering by the Company of any securities of the Company, and upon the request of the managing underwriter of such offering from security holders of the Company who hold securities of the Company in the amount that is equal or exceeds the threshold set by such managing underwriter, and who include a Holder (or group of affiliated Holders), such Holder hereby agrees that it will not sell any of the Registrable Shares for a period commencing on the date requested by such managing underwriter and ending 90 days after the effective date of the offering and undertakes to (and cause any transferee to) execute a “lock-up” agreement in the form provided by such underwriter.

12.2.
In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Shares of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of the applicable period. For the avoidance of doubt, the underwriters, if any, in connection with a registration hereunder, are intended third party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a Party hereto.

13.
Public Information. The Company undertakes to make publicly available and available to the Holders pursuant to Rule 144, such information as is necessary to enable the Holders to make sales of Registrable Shares pursuant to that Rule. The Company undertakes to comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Holder, upon request, a written statement executed by the Company as to the steps it has taken to so comply.

13A.	Information Rights.

13A.1
Information for Public Filings. The Company shall provide Holder, for as long as it holds at least 5% of the Company’s issued and outstanding share capital, in a timely manner, all information and relevant documentation required by such Holder in  order for such Holder to comply with its disclosure obligations under applicable laws, regulations, public filings and stock exchange rules or as required by any governmental entity; provided that Holder shall not disclose to any third party (except for disclosure to Holder’s directors, officers, advisers and employees on a need to know basis) any of such information (including in its public filings) before the Company makes such information publicly available.

13A.2
Due Diligence for Investment. In the event that a potential investor in Priortech or Chroma (the “Potential Investor”) has expressed an interest in purchasing from Priortech or Chroma not less than twenty percent (20%) of the share capital of Priortech or Chroma, as applicable, and for the purposes of evaluating such transaction seeks to gain access to the Company’s documents and records for due diligence purposes, and provided that: (i) Priortech or Chroma, as applicable, is a controlling shareholder in the Company at such time; and (ii) the Potential Investor is not a Competitor of the Company, the Company shall grant the Potential Investor access to its documents and records, subject to the Potential Investor signing a non-disclosure agreement in a form satisfactory to the Company.

13A.3
Due Diligence for Sale of Shares. In the event that a potential purchaser (the “Potential Purchaser”) has expressed an interest in purchasing from Priortech or Chroma, as applicable, not less than ten (10%) of the Company’s issued and outstanding share capital, and for the purposes of evaluating such transaction seeks to gain access to the Company’s documents and records for due diligence purposes, and provided that (i)Priortech or Chroma, as applicable, is a controlling shareholder in the Company at such time; and (ii) the Potential Purchaser is not a Competitor of the Company, the Company shall grant the Potential Purchaser access to its documents and records, subject to the Potential Purchaser signing a non-disclosure agreement in a form satisfactory to the Company.

For the purpose of this Agreement, "Competitor" shall mean an entity which competes in a substantial manner with the Company’s core business.

13B.	Confidentiality.

13B.1
Each of the Holders hereby undertakes to use reasonable endeavors to ensure that all Confidential Information received by them or by any affiliated parties thereof, or by any director appointed by such Party to the Company’s Board, relating to the Company and/or the Company’s business shall not be disclosed to any third party, other than (i) by each Party to its affiliates, employees, directors and consultants who are subject to confidentiality undertakings on a need-to-know basis; and (ii) as may be otherwise permitted or required pursuant to the provisions of any agreements between the Company and such Holder.

13B.2
For the purpose of this Agreement "Confidential Information" shall mean, any business, financial or technical information, including but not limited to inventions, patents, know-how, trade-secretes, methods, techniques, processes, designs, drawings, diagrams, formulae and analysis, and any business and financial information, including but not limited to financial statements, price lists, customers lists, costs analyses, reports, budgets, business plans, surveys and market information and data, whether communicated in tangible or intangible form.

13B.3
For the purpose of this Agreement and notwithstanding the provisions of Section 13B.2 above, “Confidential Information” shall not include information that can be proven as (i)was rightfully in possession of or known to the receiving Party without any obligation of confidentiality prior to receiving it from the disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the receiving Party from a source other than the disclosing Party without any obligation of confidentiality; (iv) is developed by or for the receiving Party without use of the Confidential Information; (v) becomes subject to required disclosure, either to the public or to a public or private entity, because of judicial action or other governmental agency action or applicable laws or regulation or stock exchange regulations applicable to a Holder or its affiliates, or when a Holder is legally required (by formal questioning or, in the written opinion of its legal counsel, by applicable securities laws) to disclosed Confidential Information; or (vi) is disclosed in accordance with the terns of Section 13A above.

14.
Effectiveness and Termination  of Registration  Rights.  Notwithstanding  anything to the contrary in this Agreement, no Holder shall be entitled to exercise any right provided for in this Agreement (i) before the Effective  Date and  (ii) after seven  (7) years following the date hereof, or, as to any Holder, such earlier time at which all Registrable Shares held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.

15.	Miscellaneous.

15.1.
Effectiveness. This Agreement is subject to the approval the Company’s shareholders and shall be effective only upon receipt of such approval in accordance with Israeli law and subject to the closing of the SPA and STA.

15.2.
Further Assurances. Each of the Parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the Parties as reflected thereby.

15.3.
Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York, and each of the Parties hereby submits irrevocably to the jurisdiction of such courts.

15.4.
Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in  writing  of each Party to this Agreement, except as set forth in Section 11 above.

15.5.
Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the Parties with  regard  to  the  subject  matters  hereof and  thereof and  supersedes  in  full the Registration Rights Agreement. Any term of this Agreement may  be amended  and the observance of any term hereof may be waived (either prospectively  or retroactively and either generally or in a particular instance) only with the written consent of all of the Parties to this Agreement.

15.6.
Notices, etc. Any notice or other communication required or permitted to  be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Parties hereto):

if to the Company:

CAMTEK LTD.
Ramat Gavriel Industrial Zone
P.O. Box 544
Migdal Ha’Emek 23150 Israel
Fax: 972-4-644-0523
Attention:  Rafi  Amit

if to Priortech:

PRIORTECH LTD.
P.O. Box 631
Migdal Ha’Emek 23105 Israel
Fax: 972-4-654-4322
Attention: Yotam Stern

If to Chroma:

CHROMA ATE INC.
No. 66, Hwa Ya 1 Rd. Guishan District
Taoyuan City 333, Taiwan
Attention: Lawrence Wu
Email: lawrence.wu@chroma.com.tw

or such other address with respect to a Party as such Party shall notify each other Party in writing as above provided. Any notice sent in accordance with this Section 15.6 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if sent  by messenger, upon delivery, and (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

15.7.
Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on  the part  of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such  writing.

15.8.
Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

15.9.
Counterparts. This Agreement may be executed in any  number  of counterparts, each of which shall be deemed an original and enforceable against the  Parties  actually executing such counterpart, and all  of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

Camtek Ltd.	Priortech Ltd.	Chroma ATE Inc.

Name: __________________ Title: __________________	Name: __________________ Title: __________________	Name: __________________ Title: __________________

EXHIBIT C FORM OF SHAREHOLDERS RIGHTS AGREEMENT

SHAREHOLDERS RIGHTS AGREEMENT

This Shareholders Rights Agreement (this “Agreement”) is made and entered into as of February 11, 2019 (the “Effective Date”) by and amongst (a) Priortech Ltd. (“Priortech”), and (b) Chroma ATE Inc. (“Chroma”). Each of Priortech and Chroma may be referred to as a “Party” and collectively the “Parties”.

WHEREAS
Priortech is a controlling shareholder of Camtek Ltd.,  a  public  company organized under the laws of the State of Israel (the “Company”), the shares of which are traded on the Tel-Aviv Stock Exchange and on NASDAQ;

WHEREAS
Priortech and Chroma have entered into a share transfer agreement of even date hereof (the “Share Transfer Agreement”), pursuant to which, subject to the terms and conditions set forth in the Share Transfer Agreement, at the Closing (as such term is defined in the Share Transfer Agreement), Chroma shall purchase from Priortech 6,117,440 ordinary shares of the Company, nominal value NIS 0.01 each (“Ordinary Shares”);

WHEREAS
Camtek and Chroma have entered into a share purchase agreement of even date hereof (the “Share Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth in the Share Purchase Agreement, at the Closing, the Company shall issue to Chroma 1,700,000 of the Company’s Ordinary Shares;

WHEREAS
Camtek and Chroma have entered into a strategic cooperation agreement of    even date hereof (the “Strategic Cooperation Agreement”) pursuant to which Camtek and Chroma shall cooperate on the development of certain products and the license of certain technologies;

WHEREAS
as of the Closing, Priortech and Chroma shall together hold approximetly 16,977,695 Ordinary shares, which assuming the issued and outstanding share capital on the Effective Date together with the further issuance of the 1,700,000 Shares to be issued by Camtek at and subject to the closing of the Share Purchase Agreement would, constitute 44.52% of the Company’s issued and outstanding share capital on an as-issued basis, and 42.67% of the Company’s issued and outstanding share capital on a fully-diluted basis and wish to set forth hereunder the general terms and conditions with respect to their relationship as jointly being the controlling shareholders in the Company; and

WHEREAS	Priortech and Chroma agree that this Agreement shall become effective as of and subject to the Closing of the Share Transfer Agreement.

1.	VOTING IN SHAREHOLDERS MEETINGS

1.1.	The Parties hereby agree that, as of the Closing, they shall vote their shares at shareholders’meetingsoftheCompany(“ShareholdersMeeting(s)”) in accordance with the majority vote between them.

1.2.	Notwithstanding Section 1.1 above, the following material issues shall require the approval of both Parties (“Material Issue(s)”):

1.2.1.	Amendments to the Company’s Articles of Association;

1.2.2.	Appointment of the Company’s auditor;

1.2.3.	Liquidation of the Company; and

1.2.4.
An interested party transaction in which a shareholder of the Company, holding at least 5% of the Company’s issued and outstanding share capital, has a “personal interest” as such term is defined under the Israeli Companies Law, 1999 (the “Companies Law”) (other than with respect to matters relating to compensation as set forth in Section 1.4 below).

1.3.
In the event that any Material Issues are on the agenda, the Parties shall mutually agree upon the manner in which they will vote at such Shareholders Meeting. In the event of a disagreement between the Parties on a Material Issue, the Parties shall attempt to resolve such disagreement in good faith. Should the Parties fail to resolve their disagreement on such Material Issue within the period beginning on the date the notice of the shareholders meeting is provided and ending on the date of the Shareholders meeting, the Parties agree to unanimously vote against such Material Issue.

1.4.
Notwithstanding anything to the contrary herein, with respect to any matter relating to the compensation of executives and directors of the Company, the Parties hereby agree to vote on such matter in accordance with the approvals and/or recommendations provided by the Company’s independent compensation committee as required under Nasdaq listing rules.

2.	THE PRELIMINARY MEETING

2.1.
Prior to each Shareholders Meeting, a preliminary meeting will be held, either in- person or via teleconference (a “Preliminary Meeting”), in order to discuss the matters on the agenda of the Shareholders Meeting, with the intent of reaching a mutual agreement on the manner in which the Parties shall vote at such Shareholders Meeting. Notwithstanding the aforesaid, it is hereby clarified that non-compliance with the provisions of this Section 2 shall not derogate from the Parties’ obligation to vote their shares in accordance with Sections 1 and 3 of this Agreement.

2.2.
The Preliminary Meeting shall take place on the third Business Day prior to the date scheduled for the Shareholders Meeting, at 10:00 Israel standard time / 16:00 Taiwan standard time, unless one Party requests that the Preliminary Meeting be held on a different Business Day or hour (which is at least 48 hours prior to the Shareholders Meeting), and the other Party has agreed in writing to such request. “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in Tel Aviv, Israel or Taipei, Taiwan are authorized by law to be closed.

2.3.
If a quorum is not present at a Preliminary Meeting within thirty (30) minutes of the time set for such meeting, the Preliminary Meeting shall be adjourned and an adjourned Preliminary Meeting shall, automatically and without the need for any further action, be held on the next Business Day following the date set for the initial Preliminary Meeting and at the same hour scheduled for such initial Preliminary Meeting.

2.4.
The legal quorum for a Preliminary Meeting (including an adjourned Preliminary Meeting) shall be the presence and participation of representatives of both Parties, either in-person or via a teleconference.

2.5.
A written resolution signed by the representatives of both Parties shall have the same effect, for any purpose, as if it had been received at a Preliminary Meeting duly held according to the terms of this Agreement, provided that such resolution is signed prior to the date of the Shareholders Meeting. To the extent that for any reason no Preliminary Meeting was held, each Party may provide a notice with respect to its voting position and the terms of Section 1 above shall apply accordingly.

3.	DESIGNATION OF BOARD MEMBERS

3.1.
The Parties agree that, as of the Closing, they shall vote at Shareholders Meetings at which the agenda includes the composition of the Company’s Board of Directors (the “Board”) in accordance with the terms of Section 1 above. Notwithstanding the above, the Parties agree to use their voting and controlling power in order to have the members of the Board be designated in accordance with the terms of Sections 3.2 – 3.4 below;

3.2.
(a) as long as Priortech holds at least 20% of the Company’s issued and outstanding share capital on an as-issued basis, it shall be entitled to designate three (3) directors; (b) as long as Priortech holds less than 20% but at least 15% of the Company’s issued and outstanding share capital on an as-issued basis, it shall be entitled to designate two (2) directors; (c) as long as Priortech holds less than 15% but at least 10% of the Company’s issued and outstanding share capital on an as-issued basis, it shall be entitled to designate one (1) director; and (d) in the event that Priortech holds less than 10% of the Company’s issued and outstanding share capital on an as-issued basis, it shall not be entitled to designate any directors;

3.3.
(a) as long as Chroma holds more than 15% of the Company’s issued and outstanding share capital on an as-issued basis, it shall be entitled to designate two (2) directors; (b) as long as Chroma holds at least 10% but up to 15% of the Company’s issued and outstanding share capital on an as-issued basis, it shall be entitled to designate one (1) director; and (c) in the event that Chroma holds less than 10% of the Company’s issued and outstanding share capital on an as-issued basis, it shall not be entitled to designate any directors; and

3.4.	In addition to the above, the Board shall be comprised of at least two (2) external directors, which shall serve in accordance with the provisions of the Companies Law, 1999.

4.	HOLDINGS THRESHOLD UNDERTAKINGS

The Parties hereby agree that, as of the Closing and as long as this Agreement is effective, unless Priortech’s holding of the total issued and outstanding shares of the Company on an as-issued basis falls below 20% for a period of over sixty (60) consecutive calendar days: (a) Chroma shall at all time be subject to a maximum holding of twenty point five percent (20.5%) of the total issued and outstanding shares of the Company on an as-issued basis (the “Maximum Holding”); and (b) the Parties shall not jointly hold more than forty five percent (45%) of the total issued and outstanding shares of the Company on an as- issued basis. For the purpose of this Section 4 it is clarified, that reference to either Party shall also include any related parties and/or affiliates of the Parties (which would be considered under applicable Israeli law to be part of the controlling group). It is also clarified that Chroma is entitled, at any time, to purchase additional shares of the Company in the course of ordinary trade in the market as long as its holdimgs shall not exceed the Maximum Holding.

5.	RIGHT OF FIRST OFFER

5.1.
The Parties agree that, as of the Closing, the sale by either Party of its shares in the Company which constitute at such time 5% or more of the total issued and outstanding shares of the Company on an as-issued basis (in one single transaction or in aggregate from a series of related transactions, occurring within a rolling six (6) month period) to any third party (a “Potential Buyer”), other than in the course of ordinary trade in the market, shall be subject to a right of first offer, as set forth below (such sale, a “Qualified Sale”).

5.2.
A Party wishing to perform a Qualified Sale (the “Selling Party”) shall provide the other Party (the “Non-Selling Party”) with a notice (the “Notice”) detailing the number of shares it wishes to offer (the “Selling Shares”) and the consideration.

5.3.
The Non-Selling Party shall have the first right and option, but not obligation, to present the Selling Party with an offer to purchase all of the Selling Shares pursuant to the Notice (the “Offer”) within thirty (30) calendar days from the receipt of the Notice (the “Acceptance Period”).

5.4.
If the Non-Selling Party agrees to purchase all the Selling Shares under the terms set forth in the Offer, then subject to the execution of the payment to the Selling Party pursuant to the payment terms and performance of other conditions as set out in the Offer, the Selling Party shall transfer to the Non-Selling Party the Selling Shares under the terms specified in the Offer, within twenty one (21) calendar days from Non- Selling Party’ notice of agreement or at another time to be agreed between the Parties.

5.5.
If the Non-Selling Party does not purchase all the Selling Shares in accordance with the Offer, or does not respond to the Offer within the Acceptance Period, then the Selling Party shall be entitled, within one hundred and fifty (150) calendar days (the “Third Party Offer Period”), to enter into a binding agreement regarding the sale of the Selling Shares (all or part thereof) to any third party, provided that the sale of the Selling Shares shall be made under the terms of the Offer, or at a higher price.

5.6.
If the Acceptance Period has passed with respect to a third party and the Selling Party has not yet sold or transferred to any third party the Selling Shares in the Third Party Offer Period in accordance with the conditions set out in Section 5.5 above, then the Selling Party will not be entitled to transfer or sell to third parties the Selling Shares, unless all the terms and conditions set out in this Section 5 are re-applied.

5.7.
Notwithstanding the above, if the Potential Buyer is deemed a “Competitor” (as defined below), then the Selling Party shall be required to disclose the name of such Potential Buyer and seek prior written consent from the Non-Selling Party to proceed with the Qualified Sale, even if the Non-Selling Party does not respond within the Acceptance Period or the Acceptance Period lapses.

5.8.
For the purpose of this Agreement, “Competitor” shall mean either: (i) an entity which competes in a substantial manner with the Company’s core business or (ii) an entity which is in the industry of test & measurements, is headquartered in PRC (including Hong Kong and Macao) or Taiwan and the majority of its business competes in a substantial manner with Chroma’s core business.

6.	LOCK UP

The Parties hereby agree that, as of the Closing and for a period of two years thereafter, excluding liens permitted pursuant to Section 7 below, neither Party shall sell, exchange, transfer or dispose of, whether directly or indirectly, and shall not make any agreement or commitment to do any of the same, any or all of its rights, title or interest in or to any of their shares in the Company to a third party without the prior written consent of the other Party. Nevertheless, this Section 6 shall not apply to a sale by either Party in the course of ordinary trade in the market of shares of the Company which do not exceed, during any consecutive period of 12 months, 2% of the Company’s shares on an as-issued basis.

7.	LIENS

No lien and/or pledge on the Company’s shares by any of the Parties, including assignment of rights by means of a lien, shall be allowed, except to a banking corporation or an established financial institution, subject to such banking corporation’s or established financial institution’s commitment to comply with the provisions of this Agreement. This Section 7 shall not derogate from the validity of any liens and/or pledges which: (i) exists as of the Effective Date; or (ii) iscreated in the framework of a refinancing of an existing loan under which an existing lien and/or pledge was already provided.

8.	ASSIGNMENT

8.1.
A Party shall not sell its shares without assignment by seller, and acceptance by buyer, of the terms of this agreement with respect to the shares so sold, all subject to the provisions of Sections 5 and 6. An assignment of rights and/or obligations by either Party to any third party shall only be allowed under the following scenarios: (i) an assignment to a wholly-owned subsidiary (a “Permitted Transferee”); (ii) a sale of shares and an assinmnent of rights by either party, without the prior written consent of the other party, to a third party who is not a Competitor (as defined below); or (iii) a sale of shares to a third party with the prior written consent of the other Party; all in accordance with the terms of this Section 8 below. This Section 8 shall not apply to a sale of shares by either Party in the course of ordinary trade in the market.

8.2.
A condition precedent to an assignment under this Section 8, or to by either party (other than in the course of ordinary trade in the market), as applicable, shall be the signing by the assignee or purchaser, as applicable, prior to such assignment, of an undertaking pursuant to which it shall explicitly join this Agreement as a party hereof and assume all the rights and obligations of the assigning Party under this Agreement in proportion to the shares held by the assignee following the assignment or sale, as applicable.

8.3.
In the event that a Permitted Transferee shall cease to qualify as a “Permitted Transferee”, then it shall, prior to the date in which it ceases to qualify as a Permitted Transferee, return the shares it has received to the assigning Party.

8.4.
The assignee and assigning Party shall each be a Party to this Agreement and their holdings shall be summed together with the holdings of any other Party – such that the Parties together shall continue to be the controlling group in the Company.

8.5.
Without derogating from any remedy under this Agreement or under any law, any transaction pursuant to which the Company’s securities are transferred not in accordance with the provisions of this Section 8 shall be null and void.

9.	DISTRIBUTION

Subject to applicable law and to the Company’s cash flow requirements as determined by the Board in accordance with the Company’s budget and business plan, the Parties shall use their voting and controlling power in order for the Company to distribute at least 50% of its profits (as defined in Section 302 of the Companies Law, 1999) which are permitted for distribution, annually, as a dividend to its shareholders, in accordance with their proportionate share in the issued and outstanding share capital of the Company at that time. The foregoing shall not derogate from the authority of the Board at any time to declare a larger dividend distribution.

10.	TERMINATION

This Agreement shall be terminated in its entirety at such time as either Priortech or Chroma holds less than 5% of the Company’s issued and outstanding share capital on an as-issued basis for a period of sixty (60) consecutive calendar days.

11.	CONFIDENTIALITY AND DISCLOSURE OF INFORMATION

11.1.
The Parties undertake to keep any Confidential Information provided to them in strict confidence, and not to disclose, publish or transfer Confidential Information to any third party, whether directly or indirectly, in exchange for or without consideration.

11.2.
For the purpose of this Section 11 - “Confidential Information” means any information disclosed by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) which relates, directly or indirectly, to (a) the Company or (b) corporations held by the Company, or (c) the Disclosing Party, including their property, assets, business, clients, plans, financial or marketing data, their professional, commercial, business and/or technological secrets or their engagements with third parties, any other material or information received or which Receiving Party may receive from the Company, corporations held by the Company or any of their affiliates, their employees, consultants, representatives and/or anyone acting on their behalf, and including any information disclosed and/or exchanged between the Parties in connection with their relationship as controlling shareholders of the Company including the voting in Shareholders Meeting and/or Preliminary Meetings, whether any of the above is disclosed orally or in writing, by electronic means or otherwise, all except for information which: (a) is in the public domain or which has become public other than as a result of breach by Receiving Party of its obligations hereunder; (b) is required to be disclosed by a competent authority and/or under applicable law, regulations or stock market rules, or which is required to be disclosed for the performance of this Agreement (subject to Section 11.2 below); (c) is provided to Receiving Party by a third party not in breach of a duty of confidentiality towards the Disclosing Party and/or the Company; or (d) is disclosed to Receiving Party’s office holders, employees, consultants, or authorized representatives (“Representatives”) on a need-to-know basis, and provided that such Representatives shall be subject to confidentiality obligations not less stringent than the confidentiality obligations set forth in this Agreement.

11.3.
In the event that any Party is required to disclose Confidential Information pursuant to any applicable laws, regulations or stock market rules, each Party undertakes to reasonably provide the other Party with a prior written notice (to the extent permitted under law), in order to enable the other Party to act in order to prevent or to provide their reasonable comments to the disclosure of Confidential Information. In any event, the Confidential Information shall not be disclosed except to the extent specifically required for this purpose, and if there is no specific requirement, then it shall be disclosed only after consultation between both Parties (provided that such consultation is permitted under law). Each Party undertakes to use its best efforts to ensure that any Confidential Information disclosed pursuant to this Section 11.2 is handled confidentially, subject to the provisions of any law. For the avoidance of doubt, it is hereby clarified that the provisions of this Section 11 shall not restrict either Party from disclosing information required, pursuant to the Parties’ obligations as public companies / reporting corporations, or for the purpose of publishing prospectuses and public offerings.

11.4.	The Parties’ confidentiality undertaking in accordance with Section 11 above shall remain in force for a period of three (3) years following the termination of this Agreement.

12.	NON-COMPETITION

12.1.
During the term of this Agreement and for a period of two (2) years after its termination, each Party shall not, either directly or indirectly, manufacture, distribute or assist or support the manufacturing or distribution of any products, which directly compete with the products manufactured or distributed currently or in the future in the semiconductor space by the Company.

13.	MISCELLANEOUS

13.1.	Headings. The headings contained in this Agreement are solely for convenience of reference and shall not affect the interpretation of this Agreement.

13.2.	Defined Terms. Unless otherwise specifically stated herein, all capitalized terms used herein shall have the meaning ascribed to them in the Purchase Agreement.

13.3.
Entire Agreement. This Agreement, the Purchase Agreement and all exhibits attached hereto and thereto constitute the entire agreement among the Parties regarding the transactions contemplated herein and therein.

13.4.
Limitations on Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the Parties, any rights or remedies under this Agreement. A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) of Singapore to enforce any of its terms.

13.5.
M&A Transaction. It is hereby agreed that the provisions of Sections 5, 6 and 8 shall not apply to a transaction in which one of the following events occurs: (i) an acquisition of the Company by means of merger (with or into another entity), reclassification of the Company’s securities, or any other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring company or its subsidiary; or (ii) consolidations or other transactions, or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company would be disposed or transferred (other than by way of an IPO).

13.6.	Fees and Expenses. Each Party shall bear its own legal fees and all related expenses in connection with this Agreement.

13.7.
Further Actions. At any time and from time to time, each Party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effect the purposes of this Agreement.

13.8.
Notices. All notices required or permitted hereunder to be given to a Party pursuant to this Agreement shall be in writing and shall be deemed to have been duly given to the addressee thereof (i) if hand delivered, on the day of delivery, (ii) if given by facsimile or e-mail transmission, on the Business Day on which such transmission is sent and confirmed, (iii) if mailed by registered mail, return receipt requested, two (2) Business Days following the date it was mailed, to such Party’s address as set forth below or at such other address as such Party shall have furnished to each other Party in writing in accordance with this provision:

If to Priortech (or any member thereof):

Priortech Ltd. Attn.: Yotam Stern
10 Haoman St,
Industrial Area South, P.O. Box 631,
Migdal Haemek, 2310502. Israel
Tel:+972-4-6544300
Email: ystern@pcb.co.il
With a copy to (which shall not constitute a notice) to:
Shibolet & Co., Law Offices
4 Berkowitz St., Tel-Aviv, Israel
Tel: +972-37778333
Fax: +972-37778444
Email: L.aviram@shibolet.com
Attn:  Lior Aviram

If to Chroma (or any member thereof):

Chroma ATE Inc. Attn.: Lawrence Wu
1F., No.66, Huaya 1st Rd.,
Guishan Dist., Taoyuan City 333,
Taiwan (R.O.C.)
Tel: +886-3-327-9999
Email: lawrence.wu@chroma.com.tw
With a copy to (which shall not constitute a notice):
Jones Day
Tel: +86-21-22018000
Email: ahuang@jonesday.com
Attn: Angel Huang

Each Party may from time to time change the address, fax number or email address to which notices to it are to be delivered or mailed hereunder by notice delivered or sent to the other Party in accordance herewith; provided, however, that any notice of change of address shall be deemed effective only upon its receipt, as shall be confirmed in writing by the Party receiving such notice of change.

13.9.	Amendments. This Agreement may be amended or modified in whole or in part only by a duly authorized written agreement that refers to this Agreement and is signed by the Parties.

13.10.
Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to either Party upon any breach or default by the other Party under this Agreement shall impair any such right or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

13.11.
Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected, impaired or invalidated thereby.

13.12.
Governing Law; Jurisdiction. This Agreement and all disputes and claims arising out of or in connection thereto shall be governed by and construed in accordance with the laws of Singapore (without regards to its conflict of law’s provisions). Any dispute arising out or in connection with this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the SIAC (“SIAC Rules”) in force at the time of the request for arbitration, which rules are deemed to be incorporated by reference in this clause. The arbitration shall take place in Singapore at the SIAC. The seat of the arbitration shall be Singapore. The arbitration proceeding shall be conducted in English. The arbitration award shall be final and binding on the Parties and shall not be subject to any appeal, and the Parties shall be bound thereby and shall act accordingly. Judgment on the award of the arbitrators may be enforced by any court of competent jurisdiction. The losing Party, as determined by the arbitrators, shall pay all out-of-pocket expenses incurred by the prevailing Party (including, without limitation, legal fees), as determined by the arbitrators in connection with any such dispute. Notwithstanding the foregoing, each Party shall retain the right to seek for provisional remedies, including interlocutory and/or injunctive reliefs, in any jurisdiction in which there is a breach by the  other Party of any undertakings under this Agreement.

13.13.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Chroma ATE Inc.	Priortech Ltd.

By: __________________________________ Name: ________________________________ Title: _________________________________	By: __________________________________ Name: ________________________________ Title: _________________________________